UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2014 (January 31, 2014)

W. P. CAREY INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Current Report on Form 8-K of W. P. Carey Inc. (“W. P. Carey”) filed on February 3, 2014 is hereby amended to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On February 3, 2014, W. P. Carey reported that the proposed merger described in the Agreement and Plan of Merger dated as of July 25, 2013 (the “Merger Agreement”) by and among Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”), W. P. Carey, the ultimate parent of the external manager of CPA®:16 – Global, WPC REIT Merger Sub Inc., a wholly-owned indirect subsidiary of W. P. Carey and the other parties thereto, and the other transactions contemplated thereby had closed on January 31, 2014.

The financial statements for CPA®:16 – Global as of December 31, 2013 and December 31, 2012 and for the three years in the period ended December 31, 2013 are attached as Exhibit 99.1 to W. P. Carey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014 and are incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1
Audited financial statements of CPA®:16 – Global as of and for the three years in the period ended December 31, 2013. (Incorporated by reference to Exhibit 99.2 to the Annual Report on Form 10-K for the year ended December 31, 2013 filed by W. P. Carey Inc. on March 3, 2014.)

99.2	Unaudited pro forma condensed consolidated financial information of W. P. Carey Inc. as of December 31, 2013 and for the year ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:    March 3, 2014    By: /s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer